Exhibit 32

AMERICAN RESOURCES & DEVELOPMENT COMPANY
A UTAH CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of American Resources and Development Company (the “Company”) on Form 10-KSB for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas Stamos, Chief Executive Officer, President and Chief Financial Officer, certify, pursuant to 18 U.S.C. §§ 1350, as adopted pursuant to §§ 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed from within the electronic version of this written statement required by Section 906, has been provided to Thomas Stamos, and will be retained by Thomas Stamos and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: July 13, 2009	By:	/s/ Thomas Stamos
By: Thomas Stamos
Its: Chief Executive Officer, President and Chief Financial Officer